                               AMENDMENT AGREEMENT

Dated for reference April 30, 2000.

BETWEEN:

                              SIDEWARE SYSTEMS INC.
               (formerly Evergreen International Technology Inc.)

                                                                (the "Company")

AND:

               THOSE WARRANTHOLDERS SET OUT IN SCHEDULE "A" HERETO

                                                          (the "Warrantholders")

WHEREAS:

A. The Warrantholders hold 3,075,400 outstanding share purchase warrants (the "Warrants") issued by the Company on or about November 8, 1996.

B. Under the terms of the Warrants as originally issued, the Warrants would expire November 8, 1998.

C. The Company requested approval from the Vancouver Stock Exchange (predecessor to the Canadian Venture Exchange - the "Exchange") to extend the term of the Warrants to April 16, 1999, but the Exchange approved an extension to November 27, 1998 only.

D. By Amendment Agreement dated November 23, 1998, the Company and the Warrantholders agreed to extend the term of the warrants to April 16, 1998 subject to the Company either obtaining Exchange approval, or to a change in the Company's regulatory status such that Exchange approval was not required.

E. The conditions to the extension of the term of the warrants to April 16, 1999, as set out in the Amendment Agreement dated for reference November 23, 1998, were not satisfied.

F. By further Amendment Agreement dated for reference April 14, 1999, the Company and the Warrantholders agreed to further extend the term of the Warrants to October 31, 1999.

G. The conditions to the extension of the term of the warrants to October 31, 1999, as set out in the Amendment Agreement dated for reference April 14, 1999, were not fulfilled.

H. By further Amendment Agreement dated for reference October 28, 1999, the Company and the Warrantholders agreed to further extend the term of the Warrants to April 30, 2000.

I. The conditions to the extension of the term of the warrants to April 30, 2000, as set out in the Amendment Agreement dated for reference October 28, 1999, were not fulfilled.

J. The Company wishes to further extend the term of the Warrants to October 31, 2000.

NOW THEREFORE the Company and the Warrantholders agree as follows.

CONDITIONAL FURTHER EXTENSION TO OCTOBER 31, 2000

1. Subject to the conditions set out in section 2, the Warrants are hereby further amended to extend the term of the Warrants to 4:00 p.m. on October 31, 2000. The exercise price for the period from April 30, 1999 up to October 31, 2000 shall be $0.77.

CONDITIONS OF FURTHER EXTENSION

2. The further extension provided in section 1 is subject to the condition that the Company shall have obtained such regulatory approvals as it is required to obtain. Without limiting the generality of the foregoing, the further extension provided in section 1 is subject to conditions that:

(a) the Company obtain approval from the Exchange (or, though appeal, from the British Columbia Securities Commission) to the further extension; or

(b) the regulatory status of the Company change, so that the Company is not subject to any regulatory requirement to obtain Exchange approval to the further extension.

No Underlying Warrant may be exercised until such time as the conditions set out in this section have been satisfied.

MANNER OF EXECUTION

3. This Agreement may be executed in counterpart of by facsimile, and such counterpart and facsimile documents shall be taken and read together to form a single binding agreement.

SIDEWARE SYSTEMS INC.
  per:

"signed"
------------------------------------
Authorized Signatory

"signed"                                    "signed"
------------------------------------        -----------------------------------

Alder Enterprises Ltd.                      Donald Anderson - RRSP

------------------------------------        -----------------------------------
Brown & Baldwin Development Company Inc.    Baldwin Realty Ltd.


                                            "signed"
------------------------------------        -----------------------------------
Merle Barney                                Melvin E. Beaumont


                                            "signed"
------------------------------------        -----------------------------------
Tim Chan                                    Peter Fisher


"signed"                                    "signed"
------------------------------------        -----------------------------------
Clive Forth - RRSP                          Golden Capital Securities Ltd.


"signed"                                    "signed"
------------------------------------        -----------------------------------
Paul Hildebrand                             Stephen K. Howell


"signed"
------------------------------------        -----------------------------------
Owen Jones                                  Stan Jackson - RRSP


"signed"                                    "signed"
------------------------------------        -----------------------------------
Gordon Kemp                                 Peter Kozicki


"signed"                                    "signed"
------------------------------------        -----------------------------------
Ken Kozlowski                               David Mackenzie


                                            "signed"
------------------------------------        -----------------------------------
Dave Mew                                    Sherman Quon


"signed"                                    "signed"
------------------------------------        -----------------------------------
Valerie Rooks                               Grant Sutherland


                                            "signed"
------------------------------------        -----------------------------------
Richard M. Thompson                         Lily Wong


"signed"
------------------------------------
Jori Woodman

                                  SCHEDULE "A"

         Warrantholder                                        No. of Warrants Outstanding
         -------------                                        ---------------------------
Alder Enterprises Ltd.                                                 220,000
Donald Anderson - RRSP                                                 268,000
Baldwin & Brown Development Company Inc.                               110,000
Baldwin Realty Ltd.                                                    110,000
Merle Barney                                                            22,000
Melvin E. Beaumont                                                     440,000
TimChan - RRSP                                                          13,200
Peter Fisher                                                            11,600
Clive Forth - RRSP                                                      55,000
Golden Capital Securities Ltd.                                          60,000
Paul Hildebrand                                                        110,000
Stephen K. Howell                                                        8,800
Owen Jones                                                             440,000
Stan Jackson - RRSP                                                     88,000
Gordon Kemp                                                            154,000
Peter Kozicki                                                           44,000
Ken Kozlowski                                                           11,000
David Mackenzie                                                        154,000
Dave Mew                                                                10,400
Sherman Quon                                                             6,000
Valerie Rooks                                                          275,000
Grant Sutherland                                                       372,000
Richard M. Thompson                                                     22,000
Lily Wong                                                               44,000
Jori Woodman                                                            26,400